Exhibit 10.5

CUEN – Unlocking Value: Cuentas, Inc. Sells Brooksville Real Estate for $7.2 Million, Unleashing Double Digit Profits and Rewards Founders Strategic Vision

Cuentas, Inc.’s Strategic Move: From $5.05 Million Acquisition to $7.2 Million Sale - A Remarkable Leap in Record Time

MIAMI BEACH, FL, March 14, 2024 (GLOBE NEWSWIRE) -- Cuentas, Inc. (OTC: CUEN & CUENW) (“CUEN” or “the Company”), a pioneer driving the seamless integration of fintech, mobile telecommunications, and real estate for the unbanked and underbanked Hispanic demographic, Cuentas is pleased to announce the unveiling of the terms for the sale of its esteemed Brooksville, Florida property. Acquired in 2023, the transaction sets the stage for a transformative deal expected to close within 60 days, following due diligence by the purchaser. This transaction will furnish the Company with organic cash, fortifying its resources for future ventures and affirming its successful strategic focus on Fintech and Mobile Services.

The agreement solidifies Cuentas’ decision to divest its real estate investments in Brooksville, Florida, a market renowned for its rapid growth. The sale of the property for $7.2 million unlocks liquidity and yields double-digit returns on the investment, based on its purchase price of $5.05 million. With the closing slated for within 60 days and funds in escrow, the Company is poised for further enhancement of its financial position.

After extensive evaluation of various options, including exploring development joint ventures and assessing multiple purchase offers, management opted for the most advantageous agreement. This decision prioritizes expediency in closing and delivers double-digit percentage returns. Management views this transaction as a tactical triumph, aligning with the Company’s objectives of profitability and cash flow. It empowers continued involvement in development projects in the South Florida region, leveraging the company’s local headquarters in Miami Beach, Florida.

The proceeds from this sale will be channeled towards self-funding the company, reinforcing its Cuentas Money (Fintech) and Cuentas Mobile (Mobile) services, and fostering additional real estate developments akin to the successful Lakewood Villas development, where the company holds a 6% stake.

Cuentas has duly filed an 8K with the requisite disclosures regarding this transaction. Interested parties may access the filing through the following link: [8K].

Cuentas, Inc. (OTC: CUEN & CUENW) is creating an alternative financial ecosystem for the growing global population who do not have access to traditional financial alternatives. The Company’s proprietary technologies help to integrate FinTech (Financial Technology), e-finance and e-commerce services into solutions that deliver next generation digital financial services to the unbanked, under-banked and underserved populations nationally in the USA. The Cuentas Platform integrates Cuentas Mobile, the Company’s Mobile Telecommunications solution, with its core financial services offerings to help entire communities enter the modern financial marketplace. Cuentas has launched its General Purpose Reloadable (GPR) Card, which includes a digital wallet, discounts for purchases at major physical and online retailers, rewards, and the ability to purchase digital content. LINK: https://cuentas.com AND https://cuentasmobile.com.

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Forward-Looking Statements

This news release contains “forward-looking statements,” as that term is defined in section 27a of the United States Securities Act of 1933, as amended, and section 21e of the United States Securities Exchange Act of 1934, as amended. These forward-looking statements involve substantial uncertainties and risks and are based upon our current expectations, estimates and projections and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, but not limited to, OTC and shareholder approval of the proposed transaction, our ability to manage our research and development programs that are based on novel technologies, our ability to successfully integrate WHEN operations and product offerings, the sufficiency of working capital to realize our business plans and our ability to raise additional capital, market acceptance, the going concern qualification in our financial statements, our ability to retain key employees, our competitors developing better or cheaper alternatives to our products, risks relating to legal proceedings against us and the risks and uncertainties discussed under the heading “RISK FACTORS” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

Contact Information:

Arik Maimon
CEO at Cuentas Inc
Cuentas Inc. (OTC:CUEN)
Phone:  800-611-3622
Mobile: 786-774-2835
Web: www.cuentas.com
Email: arik@cuentas.com